Exhibit 10(a)

                                                                      As Amended
                                                                    10/20/94 and
                                                                        10/19/00

                         THE BLACK & DECKER CORPORATION
                           DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1.       Eligibility.
         -----------

         Each member of the Board of Directors of The Black & Decker Corporation (the "Corporation") who is not an employee of the Corporation or any of the Corporation's subsidiaries, is eligible to participate in this Deferred Compensation Plan for Non-Employee Directors (the "Plan").

2.       Administration of Plan.
         ----------------------

         The Plan will be administered by a committee of three persons (the "Committee") consisting of the persons who from time to time shall be:
         (a) the Chief Executive Officer of the Corporation, (b) the Chief Financial Officer of the Corporation, and (c) the Secretary of the Corporation. The Committee shall have full power to interpret and administer the Plan, and the Committee's interpretations and actions shall be binding and conclusive on all persons for all purposes. The Committee shall act by vote or written consent of a majority of its members. Neither the Committee nor any person acting on its behalf shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to willful misconduct or lack of good faith.

3.       Participation.
         -------------

         a. An eligible director may elect to defer all or any part of the compensation which would otherwise have been payable currently for services as a member of the Board of Directors (including fees payable for services as a member of a committee of the Board). An election must be executed and filed with the Committee prior to the date on which the compensation will be earned. A new director may elect to participate in the Plan by executing and filing an election with the Committee prior to the commencement of the director's term of office.

         b. An election shall be in writing substantially in the form attached as Exhibit A.

         c. An election to participate in the Plan shall be effective from the date of the election and for all subsequent years until the calendar year following the year in which the participant files a revised election or a notice of termination.

         d. A participant may terminate participation in the Plan by executing and filing with the Committee a notice of termination. Any such termination shall be effective at the end of the calendar year in which the notice is given. In the event of termination, the amount already deferred under the Plan and interest thereon shall be paid to the participant only as indicated in Section 5, Distribution from Plan. A director who has filed a termination of election may thereafter file an election to participate in the Plan for any calendar year commencing after filing the election.

4.       Deferred Compensation Account.
         -----------------------------

         A general ledger account, hereinafter referred to as the Deferred Compensation Account (the "Account") shall be established for the purpose of reflecting deferred compensation. All deferred compensation otherwise payable to the participant for the calendar year to which the election applies shall be credited to the Account, together with interest compounded semi-annually on January 1 and July 1 at a rate equal to the higher of the yield on the Income Fund of The Black & Decker Corporation Retirement Savings Plan or the T. Rowe Price Equity Index Fund during the period then ended. Title to and beneficial ownership of the Account shall remain in the Corporation. The obligation to pay shall be a general unsecured obligation of the Corporation, and the participating director and his designated beneficiaries shall not have any property interest whatsoever in any specific assets of the Corporation. The Corporation may, however, establish a "Rabbi Trust" for individual participants or all participants as a group. With the consent of a participant, the Trustee of a "Rabbi Trust" established for that participant may be directed to invest the participant's deferred compensation in common stock of the Corporation, and if that is done, (1) neither the Corporation nor the trustee shall have any liability for any decrease in the value of the stock held in the trust and (2) the timing of any distribution from the trust shall be in accordance with the election made under section 5 of the Plan.

5.       Distribution from Plan.
         ----------------------

         a.       All  compensation  deferred under the Plan,  plus  accumulated interest, shall be distributed in a lump sum or in approximately equal annual installments not exceeding ten, as specified by the participant at the time of making the election. The first installment, or the lump sum distribution, shall be paid on the first day of the calendar year immediately following the year in which the participant ceases to be a director of the Corporation. Subsequent installments shall be paid on the first day of each succeeding calendar year until all amounts in the participant's Deferred Compensation Account have been paid.

         b Notwithstanding the above, if a participant incurs a severe financial hardship, the Committee administering the Plan may, in its sole discretion, revise the payment schedule to the extent reasonably necessary to eliminate the severe financial hardship. The severe financial hardship must have been caused by an accident, illness or other event beyond the control of the participant. In the event a participant ceases to be a director of the Corporation and becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with the Corporation or any of its subsidiaries, or becomes employed by any governmental agency having jurisdiction over the activities of the Corporation or any of its subsidiaries, the Committee, at its sole discretion, may pay to the participant the entire balance of the participant's Deferred Compensation Account. In the event a participant dies before all deferred amounts are distributed, the remaining balance of the participant's Deferred Compensation Account shall be paid on the first day of the calendar year following the year of death, to the beneficiaries most recently designated by the director in writing. If no beneficiaries are designated or being designated, fail to survive the participant, payment shall be made to the estate of the participant.

6.       Rights.
         ------

         The right of a participant in the Plan to any deferred compensation or interest thereon shall not be subject to assignment, anticipation, alienation, transfer, pledge, or encumbrance except by laws of descent and distribution.

7.       No Trusts.
         ---------

         Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall be construed to create a trust of any kind or an escrow arrangement of any form.

8.       Copies of Plan.
         --------------

         Copies of the Plan and any and all amendments thereto shall be made available to all members of the Board of Directors during normal business hours at the office of the Secretary of the Corporation.

                                                                       Exhibit A


                         THE BLACK & DECKER CORPORATION

                         Election to Defer Compensation

                           Deferred Compensation Plan
                           for Non-Employee Directors


         I acknowledge receiving a copy of the Deferred Compensation Plan for Non-Employee Directors.

         Pursuant to the terms of the Plan, I elect to defer receiving the following:

                                   --- Board retainers

                                   --- Board attendance fees

                                   --- Committee attendance fees

         My election will continue in effect until the first day of the calendar year following the year in which I file written notice of termination or of amendment of this election with the Secretary of the Corporation.

         I also elect that all amounts deferred under the Plan, together with accumulated interest earned thereon, shall be distributed to me in (specify number, not exceeding ten) annual installment(s) commencing on the first day of the calendar year immediately following the year in which I cease to be a director of the Corporation, and subsequent installments shall be paid on the first day of each succeeding calendar year until the entire amount credited to my account shall have been paid.

         If I die prior to distribution of the entire amount, I direct that the remaining amount be paid to:



         (name)                                                (relationship)



         (street address)



         (city, state, zip code)



         (dated)                                              (signature)



                                                              (printed name)

================================================================================


FOR CORPORATION'S USE




Date Received                                                Corporate Secretary